UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2007

Western Goldfields Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ontario
(State or Other Jurisdiction of Incorporation)

005-82803	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

2 Bloor Street West, Suite 2102 , P.O. Box 110 Toronto, Ontario, Canada	M4W 3E2
(Address of Principal Executive Offices)	(Zip Code)

(416) 324 6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2007, Western Goldfields, Inc., an Idaho corporation, (“WGI Idaho”), entered into a rights agreement with Computershare Investor Services Inc. (the “Rights Agreement”). See Item 3.03 below.

Item 3.03. Material Modification of Rights of Security Holders.

Effective June 29, 2007, WGI Idaho changed its jurisdiction of incorporation from Idaho to Ontario, Canada by way of a reorganization transaction (the “Reorganization”). As a consequence of the Reorganization the shareholders of WGI Idaho have become shareholders of Western Goldfields Inc., an Ontario corporation (“WGI Ontario” or the “Company”), which was a wholly-owned subsidiary of WGI Idaho prior to the Reorganization. The Reorganization was approved at the annual and special meeting of shareholders of WGI Idaho held on June 19, 2007. As a result of the Reorganization, each currently outstanding share certificate representing shares of common stock of WGI Idaho will be deemed to represent the same number of common shares of WGI Ontario.

The principal attributes of WGI Idaho common stock and WGI Ontario common shares are similar; however, there are certain differences between them. Such differences are set out in the section captioned “Comparison Of Rights Of Shareholders” in the Company’s proxy statement/prospectus dated May 18, 2007 (the “Proxy Statement/Prospectus”), filed with Securities and Exchange Commission on May 14, 2007, and incorporated by reference herein.

In connection with the Reorganization, WGI Idaho merged with Western Goldfields (USA) Inc., a wholly-owned subsidiary of WGI Ontario (“Mergerco”), and filed articles of merger with the Secretary of State of Nevada, attached hereto as Exhibit 99.1, and with the Secretary of State of Idaho, attached hereto as Exhibit 99.2.

On June 29, 2007, WGI Idaho entered into the Rights Agreement. The material terms of the Rights Agreement are set out in the section captioned “Chapter III - Other Meeting Proposals - Proposal 2 - Adoption Of Shareholders’ Rights Plan” in the Proxy Statement/Prospectus, and incorporated by reference herein. The form of the Rights Agreement is attached as Annex VI to the Proxy Statement/Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Articles of Merger of WGI Idaho and Mergerco filed with the Nevada Secretary of State

99.1 Articles of Merger of WGI Idaho and Mergerco filed with the Idaho Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	Western Goldfields Inc.

	By:	/s/ Brian Penny
Name: Brian Penny Title: Chief Financial Officer